UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2007
INDUS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
3301 Windy Ridge Parkway, Atlanta, Georgia 30339
(Addresses of Principal Executive Offices, including Zip Code)
(770) 952-8444
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Agreement.
On January 9, 2007, Indus International, Inc. (the “Company”) entered into a first lien secured credit facility (the “First Lien Secured Facility”) and a second lien secured credit facility (the “Second Lien Secured Facility”, and together with the First Lien Secured Facility, the “Secured Facilities”), in each case, with Wells Fargo Foothill, Inc. (“WFF”) serving as agent for the financial institutions named therein. The initial aggregate borrowings under the Secured Facilities of $120 million were used to (i) consummate the Merger (as described below), (ii) pay transactional fees, costs, and expenses incurred in connection with this Secured Facilities and the Merger, and (iii) finance ongoing working capital, capital expenditures, and general operational purposes of, Fortezza Holdings Topco S.à.r.l., the indirect parent of the Company (“Parent”), and its subsidiaries. Parent is controlled by Vista Equity Fund II, LP. The Secured Facilities consists of a $75,000,000 million term loan (the “First Lien Term Loan”) under the First Lien Secured Facility, a $5,000,000 revolving loan (the “Revolver”) under the First Lien Security Facility and $45,000 000 million term loan (the “Second Lien Term Loan”) under the Second Lien Secured Facility. The First Lien Term Loan and the Revolver mature on January 9, 2012 and the Second Lien Term Loan matures on January 9, 2013. The Secured Credit Facilities bear interest at a per annum rate equal to LIBOR plus an applicable margin based on the senior leverage ratio of Parent and its subsidiaries or at a per annum rate equal to prime plus an applicable margin based on the senior leverage ratio of Parent and its subsidiaries. In addition, obligations under the Secured Facilities are guaranteed by substantially all domestic subsidiaries of the Company, and some foreign subsidiaries of Parent. The Secured Facilities contains customary covenants, including, among other things, covenants that restrict the ability of the Company and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. If an event of default under the Secured Facilities occurs and is continuing, the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable by the lenders.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 9, 2007, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 20, 2006 by and among Fortezza Iridium Holdings, Inc., a wholly owned subsidiary of Parent (“U.S. Parent”), Iridium Merger Sub, Inc. (“Merger Sub”) and the Company, the parties have completed the merger (the “Merger”) in which Merger Sub, a wholly-owned subsidiary of U.S. Parent, merged with and into the Company, with Company as the surviving corporation. As a result of the Merger, the Company became a wholly-owned subsidiary of U.S. Parent.
Pursuant to the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was automatically converted into the right to receive $3.85 in cash, without interest. All outstanding stock options of the Company were canceled in the Merger. The holder of a stock option outstanding immediately prior to the Effective Time is entitled to receive in settlement of such option an amount of cash, without interest, equal to the product of (i) the number of shares otherwise issuable upon the exercise of such stock option and (ii) $3.85 less the exercise price of such stock option. The aggregate purchase price for all shares of common stock, including options exercisable for common stock, acquired in the Merger was approximately $241,200,000.
The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2006, and is incorporated herein by reference.
Concurrently with the closing of the Merger, the business and assets of MDSI Mobile Data Solutions, Inc., a corporation organized under the laws of the Province of British Columbia and a subsidiary of Parent (“MDSI”), and its subsidiaries are being combined with the business and assets of the Company and its subsidiaries (the “Combination”) such that, after giving effect to various transactions effecting the Combination, MDSI and its subsidiaries and Company and its subsidiaries will all be subsidiaries of Parent.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
In connection with the completion of the Merger, the Company notified the Nasdaq Global Market (“Nasdaq”) of the completion of the merger and that each outstanding share of the Company’s common stock was converted into the right to receive $3.85 in cash. Nasdaq notified the Company that it will file a notification of removal from listing on Form 25 with the SEC with respect to the Company’s common stock. In addition, the Company has filed with the SEC a certification and notification of termination on Form 15 with respect to the Company’s common stock, requesting that the common stock be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modification to Rights of Security Holders
Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock was converted in the Merger into the right to receive $3.85 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.
Item 5.01. Changes in Control of Registrant.
As a result of the Merger, a change in control of the Company occurred on January 9, 2007. Pursuant to the Merger, the Company became a wholly-owned subsidiary of Fortezza. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.
A copy of the Company’s press release dated January 9, 2007 is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
Exhibits.
99.1	Press Release issued by Indus International, Inc. on January 9, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Gregory J. Dukat

	Name:	Gregory J. Dukat
	Title:	President and Chief Executive Officer

Date: January 12, 2007